================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 10, 1997



                         Commission File Number: 1-6828

                                STARWOOD LODGING
                                      TRUST

             (Exact name of registrant as specified in its charter)

                                    Maryland
                          (State or other jurisdiction
                        of incorporation or organization)

                                   52-0901263
                      (I.R.S. employer identification no.)

                      2231 East Camelback Road., Suite 410
                             Phoenix, Arizona 85016
                         (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
                         (Registrant's telephone number,
                              including area code)



                         Commission File Number: 1-7959

                          STARWOOD LODGING CORPORATION

             (Exact name of registrant as specified in its charter)

                                    Maryland
                          (State or other jurisdiction
                        of incorporation or organization)

                                   52-1193298
                      (I.R.S. employer identification no.)

                       2231 East Camelback Road, Suite 400
                             Phoenix, Arizona 85016
                         (Address of principal executive
                          offices, including zip code)

                                 (602) 852-3900
                         (Registrant's telephone number,
                              including area code)

================================================================================

================================================================================

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.


         On February 10, 1997, Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation" and, together with the Trust, "Starwood Lodging"), whose shares are paired and trade together as a unit (NYSE:HOT) agreed to consummate the acquisition of (i) HEI Hotels, L.L.C. a subsidiary of Westport Holdings, L.L.C. for a purchase price of $15.0 million ("HEI"), and
(ii) a portfolio of ten upscale hotels owned by HEI and PRISA II, an institutional real estate investment fund managed by Prudential Real Estate Investors ("PREI"), for a purchase price of $312 million. The aggregate consideration of the acquisitions consist of limited partnership interests in Starwood Lodging partnerships exchangeable for 6.5 million paired shares of the Trust and the Corporation, as well as $112 million of cash from existing lines of credit and debt assumption. The transactions are accounted for as a "purchase" for accounting and financial reporting purposes in accordance with APB No. 16. The pro forma financial statements in this Form 8-K include the historical Starwood Lodging Trust and Starwood Lodging Corporation results for the period October 1, 1995 through September 30, 1996 and historical results for the period January 1, 1996 through January 2, 1997 of HEI and the HEI owned Hotels, as defined below.


         The portfolio consists of the 460-room Sheraton Hotel in Long Beach, California, the 446-room Omni Waterside Hotel in Norfolk, Virginia, the 310-room BWI Airport Marriott in Baltimore, Maryland, the 274-room Crown Plaza Edison, in Edison, New Jersey, the 272-room Courtyard by Marriott Crystal City in Arlington, Virginia, the 296-room Charleston Hilton in Charleston , South Carolina, the 265-room Park Ridge Hotel in King of Prussia, Pennsylvania, the 245-room Sonoma County Hilton in Santa Rosa, California, the 239-room Novi Hilton in Novi, Michigan, and the 233-suite Embassy Suites Hotel in Atlanta, Georgia (collectively, the "HEI Owned Hotels"). The eight additional HEI-managed hotels are the 418-room Sheraton Gateway Houston Airport in Houston, Texas, the 309-room Ontario Airport Hilton in Ontario, California, the 264-room Grand Junction Hotel in Grand Junction, Colorado, the 242-room Danbury Hilton & Towers in Danbury, Connecticut, the 208-room Residence Inn by Marriott in Princeton, New Jersey, the 211-room Long Island Sheraton Hotel in Smithtown, New York, the 193-room Wilmington Hilton Hotel in Wilmington, Delaware, and the 160-room Ramada Hotel Bethesda, in Bethesda, Maryland (collectively, the "HEI Managed Hotels" and, together with the Owned Hotels and HEI, the "HEI Portfolio").

         The HEI Portfolio acquisition is scheduled to be completed by February 18, but is subject to the satisfaction of certain conditions. No assurance can be given that the pending acquisition will be completed.

         This Current Report on Form 8-K contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include all statements that are not strictly historical including statements regarding the intent, belief or current expectations of Starwood Lodging, its Trustees, Directors or its officers with respect to the consummation of, the acquisition described in this Report. Investors are cautioned that any such forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, without limitation, real estate conditions, execution of hotel development programs, the purchase or development of a brand, completion of pending acquisitions including the completion of customary due diligence and closing conditions, changes in local or national economic conditions and other risks and uncertainties relating to real estate investments and the financing thereof, as more specifically described in the Starwood

Lodging Current Report on Form 8-K dated May 16, 1996, and other filings with the Securities and Exchange Commission.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses to be Acquired. See Index to Financial Statements (page F -1).

         (b) Pro Forma Financial Information. See Index to Financial Statements (page F -1).

EXHIBITS.

         23.1 Independent accountants consent

         23.2 Independent accountants consent

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


STARWOOD LODGING TRUST              STARWOOD LODGING CORPORATION




By:____________________________     By:___________________________________
     Ronald C. Brown                     Alan M. Schnaid
     Senior Vice President and           Vice President and Corporate Controller
     Chief Financial Officer             Principal Accounting Officer




Date:    December __, 1997

                          INDEX TO FINANCIAL STATEMENTS


STARWOOD LODGING TRUST AND STARWOOD LODGING
  CORPORATION -- PRO FORMA

Combined and Separate Pro Forma Balance Sheets at September 30, 1996....................................          F-2
Notes to the Pro Forma Balance Sheets...................................................................          F-5
Combined and Separate Pro Forma Statements of Operations for the twelve months ended September
30, 1996................................................................................................          F-8
Notes to Pro Forma Statements of Operations ............................................................         F-11

PRU-HEI HOTEL GROUP

Report of Independent Accountants.......................................................................         F-14
Combined Balance Sheet as of January 2, 1997............................................................         F-15
Combined Statement of Operations for the Fifty-Three Week Period Ended January 2, 1997..................         F-16
Combined Statement of Changes in Owners' Capital........................................................         F-17
Combined Statement of Cash Flows for the Fifty-Three Week Period Ended January 2, 1997..................         F-18
Notes to Combined Financial Statements..................................................................         F-19

WESTPORT HOLDINGS, L.L.C.

Report of Independent Public Accountants................................................................         F-26
Consolidated Balance Sheet as of January 2, 1997........................................................         F-27
Consolidated Statement of Operations For the Year Ended January 2, 1997.................................         F-28
Consolidated Statement of Changes in Members' Capital...................................................         F-29
Consolidated Statement of Cash Flows For the Year Ended January 2, 1997.................................         F-30
Notes to Consolidated Financial Statements..............................................................         F-31

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA BALANCE SHEET
SEPTEMBER 30, 1996

                                                          Historical                                                Pro Forma
                                                           Starwood                                                 Starwood
                                                           Lodging             HEI               Pro Forma           Lodging
                                                           Combined         Portfolio           Adjustments         Combined
                                                       ---------------    ---------------     ---------------    ---------------
                                                             (A)
ASSETS

Hotel assets held for sale - net                       $    32,921,000                                           $    32,921,000
Hotel assets - net                                         968,781,000        312,000,000 (B)              --      1,280,781,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                         1,001,702,000        312,000,000                  --      1,313,702,000
Mortgage notes receivable, net                              72,446,000                 --                             72,446,000
Investments in joint ventures                               48,934,000                                                48,934,000
                                                       ---------------    ---------------     ---------------    ---------------
    Total real estate investments                        1,123,082,000        312,000,000                  --      1,435,082,000
Cash and cash equivalents                                   31,298,000                                                31,298,000
Accounts and interest receivable                            40,724,000                                                40,724,000
Notes receivable, net                                        2,916,000                                                 2,916,000
Inventories, prepaid expenses and other assets              16,292,000         15,000,000 (C)                         31,292,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                       $ 1,214,312,000    $   327,000,000     $            --    $ 1,541,312,000
                                                       ===============    ===============     ===============    ===============
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Collateralized notes payable and revolving
  line of credit                                       $   423,709,000    $   112,024,000 (D)                        535,733,000
Mortgage and other notes payable                             1,582,000                                                 1,582,000
Accounts payable and other liabilities                      43,223,000                                                43,223,000
Dividends and distributions payable                         15,990,000                                                15,990,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                           484,504,000        112,024,000                  --        596,528,000
                                                       ---------------    ---------------     ---------------    ---------------
Commitments and contingencies

MINORITY INTEREST                                          134,022,000        214,976,000 (F)     (84,458,000) (H)   264,540,000 (E)
                                                       ---------------    ---------------     ---------------    ---------------
SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $0.01 par value; authorized
  100,000,000 shares; outstanding
  26,636,000 shares                                            266,000                                                   266,000
Corporation common stock, $0.01 par
  value; authorized 100,000,000 shares;
  outstanding 26,636,000 shares                                266,000                             84,458,000 (H)        266,000
Additional paid-in capital                                 863,487,000                                               947,945,000
Accumulated deficit                                       (268,233,000)                                            (268,233,000)
                                                       ---------------    ---------------     ---------------    ---------------
                                                           595,786,000                             84,458,000        680,244,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                       $ 1,214,312,000    $   327,000,000     $            --    $ 1,541,312,000
                                                       ===============    ===============     ===============    ===============

STARWOOD LODGING TRUST
UNAUDITED SEPARATE PRO FORMA BALANCE SHEET
SEPTEMBER 30, 1996


                                                         Historical                                                  Pro Forma
                                                          Starwood                                                   Starwood
                                                          Lodging               HEI              Pro Forma           Lodging
                                                            Trust            Portfolio          Adjustments           Trust
                                                       ---------------    ---------------     ---------------    ---------------
                                                             (A)
ASSETS

Hotel assets held for sale - net                       $    29,381,000                                           $    29,381,000
Hotel assets - net                                         858,088,000        312,000,000 (B)                      1,170,088,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                           887,469,000        312,000,000                  --      1,199,469,000
Mortgage notes receivable, net                              72,446,000                                                72,446,000
Mortgage notes receivable - Corporation                     87,884,000                                                87,884,000
Investments in joint ventures                               47,482,000                                                47,482,000
                                                       ---------------    ---------------     ---------------    ---------------
    Total real estate investments                        1,095,281,000        312,000,000                  --      1,407,281,000
Cash and cash equivalents                                   12,852,000                                                12,852,000
Rent and interest receivable                                 9,203,000                                                 9,203,000
Notes receivable - Corporation                               2,239,000          4,251,000 (G)              --          6,490,000
Notes receivable - net                                      11,162,000                                                11,162,000
Prepaid expenses and other assets                            9,117,000                 --                              9,117,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                       $ 1,139,854,000    $   316,251,000     $            --    $ 1,456,105,000
                                                       ===============    ===============     ===============    ===============
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Collateralized notes payable and revolving
  line of credit                                       $   423,709,000    $   112,024,000 (D)                        535,733,000
Mortgage and other notes payable                                    --                                                        --
Accounts payable and other liabilities                       7,125,000                                                 7,125,000
Dividends and distributions payable                         15,990,000                                                15,990,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                           446,824,000        112,024,000                  --        558,848,000
                                                       ---------------    ---------------     ---------------    ---------------
Commitments and contingencies

MINORITY INTEREST                                          127,268,000        204,227,000 (F)     (77,253,000)(H)    254,242,000 (E)
                                                       ---------------    ---------------     ---------------    ---------------
SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $0.01 par value; authorized
  100,000,000 shares; outstanding
  26,636,000 shares                                            266,000                                                   266,000
Additional paid-in capital                                 762,610,000                             77,253,000 (H)    839,863,000
Accumulated deficit                                       (197,114,000)                                             (197,114,000)
                                                       ---------------    ---------------     ---------------    ---------------
                                                           565,762,000                             77,253,000        643,015,000
                                                       ---------------    ---------------     ---------------    ---------------
                                                       $ 1,139,854,000    $   316,251,000     $            --    $ 1,456,105,000
                                                       ===============    ===============     ===============    ===============

STARWOOD LODGING CORPORATION
UNAUDITED SEPARATE PRO FORMA BALANCE SHEET
SEPTEMBER 30, 1996

                                                     Historical                                              Pro Forma
                                                     Starwood                                                Starwood
                                                      Lodging              HEI             Pro Forma          Lodging
                                                    Corporation         Portfolio         Adjustments       Corporation
                                                   -------------      -------------      -------------     -------------
                                                       (A)
ASSETS

Hotel assets held for sale - net                   $   3,540,000                                           $   3,540,000
Hotel assets - net                                   110,693,000                                    --       110,693,000
                                                   -------------      -------------      -------------     -------------
                                                     114,233,000                 --                 --       114,233,000
Investments in joint ventures                          1,452,000                                               1,452,000
                                                   -------------      -------------      -------------     -------------
    Total real estate investments                    115,685,000                 --                 --       115,685,000
Cash and cash equivalents                             18,446,000                                              18,446,000
Accounts and interest receivable                      31,521,000                                              31,521,000
Notes receivable, net                                    677,000                                                 677,000
Inventories, prepaid expenses and other assets         7,175,000         15,000,000 (C)                       22,175,000
                                                   -------------      -------------      -------------     -------------
                                                   $ 173,504,000      $  15,000,000      $          --     $ 188,504,000
                                                   =============      =============      =============     =============
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Mortgage and other notes payable                   $   1,582,000                                               1,582,000
Mortgage notes payable - Trust                        87,884,000          4,251,000(G)                        92,135,000
Notes payable - Trust                                 11,162,000                                    --        11,162,000
Accounts payable and other liabilities                36,098,000                                              36,098,000
                                                   -------------      -------------      -------------     -------------
                                                     136,726,000          4,251,000                 --       140,977,000
                                                   -------------      -------------      -------------     -------------
Commitments and contingencies

MINORITY INTEREST                                      6,754,000         10,749,000(F)      (7,205,000(H)     10,298,000 (E)
                                                   -------------      -------------      -------------     -------------
SHAREHOLDERS' EQUITY
Corporation common stock, $0.01 par
  value; authorized 100,000,000 shares;
  outstanding 26,636,000 shares                          266,000                                                 266,000
Additional paid-in capital                           100,877,000                             7,205,000(H)    108,082,000
Accumulated deficit                                  (71,119,000)                                            (71,119,000)
                                                   -------------      -------------      -------------     -------------
                                                      30,024,000                             7,205,000        37,229,000
                                                   -------------      -------------      -------------     -------------
                                                   $ 173,504,000      $  15,000,000      $          --     $ 188,504,000
                                                   =============      =============      =============     =============

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                       NOTES TO THE UNAUDITED COMBINED AND
                        SEPARATE PRO FORMA BALANCE SHEETS
                              AT SEPTEMBER 30, 1996


NOTE 1.  BASIS OF PRESENTATION

(A) The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty the "Partnerships"), respectively, and therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

NOTE 2.  ACQUIRED PROPERTIES

(B) On February 10, 1997 the Company agreed to consummate the acquisition of ten hotel properties containing 3,040 upscale hotel rooms (the "HEI Owned Hotels") from HEI and PREI. The HEI Owned Hotels include:

NAME                                    CITY                STATE      TOTAL ROOMS
----                                    ----                -----      -----------
Sheraton Hotel                          Long Beach          CA             460
Omni Waterside Hotel                    Norfolk             VA             446
BWI Airport Marriott                    Baltimore           MD             310
Crown Plaza Edison                      Edison              NJ             274
Courtyard by Marriott Crystal City      Arlington           VA             272
Charleston Hilton                       Charleston          SC             296
Park Ridge Hotel                        King of Prussia     PA             265
Sonoma County Hilton                    Santa Rosa          CA             245
Novi Hilton                             Novi                MI             239
Embassy Suites Hotel                    Atlanta             GA             233

NOTE 3.  ACQUIRED MANAGEMENT COMPANY

(C) On February 10, 1997 the Company agreed to consummate the acquisition of HEI and its 18 management contracts. The 18 management contracts relate to the ten HEI Owned Hotels, and eight hotels managed by HEI consisting of 2,005 rooms ( the "HEI Managed Hotels"). The HEI Managed Hotels contracts have expiration dates ranging from 2001 to 2016. The Company intends to allocate $15 million of the total purchase price to the management company. In addition to the HEI Owned Hotels, the HEI Managed Hotels consist of:

NAME                                    CITY                STATE      TOTAL ROOMS
----                                    ----                -----      -----------
Sheraton Gateway Houston Airport        Houston             TX             418
Ontario Airport Hilton                  Ontario             CA             309
Grand Junction Hilton                   Grand Junction      CO             264
Danbury Hilton & Towers                 Danbury             CT             242
Residence Inn by Marriott               Princeton           NJ             208
Long Island Sheraton Hotel              Smithtown           NY             211
Wilmington Hilton Hotel                 Wilmington          DE             193
Ramada Hotel Bethesda                   Bethesda            MD             160

(D) Represents the $112 million cash and assumed debt portion of the consideration for the HEI Owned Hotels and HEI (together the "HEI Portfolio").

(E) Represents minority interest of 28% after issuance of the 6,507,500 Paired Units (exchangeable into Paired Shares)

(F) Represents the issuance of 6,507,500 Paired Units (exchangeable into Paired Shares) as part of the consideration for the HEI Portfolio.
         At the time of the agreement in principle, the Paired Share had a market value of $32.83 (as adjusted for the three-for-two stock split on January 27, 1997).

(G) Reflects the amount owed to the Trust from the Corporation for the purchase of the management contracts.

(H) Pro forma adjustments reflect the adjustment necessary to attain the minority interest of 28% indicated in Note E.

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                             PRO FORMA COMBINED AND
                        SEPARATE STATEMENTS OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                   (UNAUDITED)


         The following Unaudited Combined and Separate Pro Forma Statement of Operations for the twelve months ended September 30, 1996 gives effect to the HEI Portfolio as of the beginning of the period. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at the beginning of each period presented, or to project results for any future period. Historical Starwood Lodging Trust and Starwood Lodging Corporation results are for the period October 1, 1995 through September 30, 1996 and historical HEI results are for the period January 1, 1996 through January 2, 1997.

         Historical Starwood Lodging Trust and Starwood Lodging Corporation results include the results of the properties acquired in 1995 (the Terrace Garden and Lenox Inn in Atlanta, Georgia - acquired on October 31, and the Holiday Inn in Beltsville, Maryland - acquired on November 30) and the properties acquired in 1996 (the Westin in Washington, D.C. - acquired on January 4, a 58.2% interest in the Boston Park Plaza in Boston, Massachusetts - acquired on January 24, the Doubletree Guest Suites DFW Airport in Irving, Texas, the Doubletree Guest Suites in Ft. Lauderdale, Florida and the Westin Hotel in Tampa, Florida - all three acquired on April 26, the Midland Hotel in Chicago, Illinois - acquired on March 27, the Clarion Hotel in San Francisco, California - acquired on April 25, the Doubletree Guest Suites in Philadelphia, Pennsylvania - acquired on June 1, the Days Inn in Philadelphia, Pennsylvania - acquired on June 28, the Teachers Portfolio consisting of the Ritz Carlton in Kansas City, Missouri, the Ritz Carlton in Philadelphia, Pennsylvania, the Westin Hotel in Waltham, Massachusetts, the Westin LAX in Los Angeles, California, the Westin Horton Plaza in San Diego, California, the Westin Hotel Concourse in Atlanta, Georgia, the Doubletree Grand at Mall of America in Bloomington, Minnesota and the Wyndham Hotel in Ft. Lauderdale, Florida - acquired on August 12, the HOD Portfolio consisting of the Hotel Park Tucson in Tucson, Arizona, the Embassy Suites in Palm Desert, California, the Marque in Atlanta, Georgia, the Arlington Park Hilton in Arlington Heights, Illinois, the Sheraton Needham in Needham, Massachusetts, the Sheraton Minneapolis Metrodome in Minneapolis, Minnesota, the Embassy Suites in St. Louis, Missouri, the Radisson Marque in Winston-Salem, North Carolina and the Allentown Hilton in Allentown, Pennsylvania - acquired on August 16, the Princeton Marriott in Princeton, New Jersey acquired on August 29, and the Doral Court and Doral Tuscany both in New York, New York - acquired on September 19) from their respective dates of acquisition.

STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996


                                                                             For The Year Ended December 31, 1996
                                                             Historical   -------------------------------------------
                                                             Starwood         Historical          Pro Forma
                                                             Lodging          HEI Owned         Adjustments HEI       Historical
                                                             Combined           Hotels           Owned Hotels            HEI
                                                           ------------       -----------       ---------------       ----------
                                                               (A)                (B)                                     (R)
REVENUE
Hotel ...................................................  $242,378,000       $93,751,000(B)    $13,557,000(I)        $       --
Gaming ..................................................    25,890,000
Interest from mortgage and other notes ..................    10,505,000
Income from joint ventures and
  rents from leased hotel properties ....................     3,728,000                                                 (286,000)(D)
Management fees and other income ........................     3,193,000           154,000(C)                           5,711,000 (E)
Loss on sales of hotel assets ...........................    (1,384,000)
                                                           ------------       -----------       -----------            ----------
                                                            284,310,000        93,905,000        13,557,000             5,425,000
                                                           ------------       -----------       -----------            ----------

EXPENSES
Hotel operations ........................................   168,372,000        70,239,000(B)      9,419,000(I)             --
Gaming operations .......................................    23,707,000
Interest ................................................    15,628,000
Depreciation and amortization ...........................    32,660,000
Administrative and operating ............................    11,885,000                                                4,258,000 (F)
                                                           ------------       -----------       -----------            ----------
                                                            252,252,000        70,239,000         9,419,000             4,258,000
                                                           ------------       -----------       -----------            ----------
Income (loss) before minority interest in Partnerships ..    32,058,000       $23,666,000       $ 4,138,000            $1,167,000
                                                                             ===========       ===========            ==========
Minority interest in Partnerships .......................     9,173,000(O)
                                                           ------------
Net income ..............................................  $ 22,885,000
                                                           ============
Net income per share (Q) ................................  $       0.94
                                                           ============
Weighted average shares outstanding .....................    24,277,000
                                                           ============


                                                                                            Pro Forma
                                                                                            Starwood
                                                                  Pro Forma                 Lodging
                                                               Adjustments-HEI              Combined
                                                               ---------------            ------------

REVENUE
Hotel ...................................................       $                          $349,686,000
Gaming ..................................................                                    25,890,000
Interest from mortgage and other notes ..................                                    10,505,000
Income from joint ventures and
  rents from leased hotel properties ....................           286,000 (D)               3,728,000
Management fees and other income ........................        (2,813,000)(J)               6,245,000
Loss on sales of hotel assets ...........................                                    (1,384,000)
                                                               ------------                ------------
                                                                (2,527,000)                394,670,000
                                                               ------------                ------------
EXPENSES
Hotel operations ........................................        (2,813,000)(B)(J)          245,217,000
Gaming operations .......................................                                    23,707,000
Interest ................................................         8,178,000 (K)              23,806,000
Depreciation and amortization ...........................        25,870,000 (L)(M)           58,530,000
Administrative and operating ............................        (1,207,000)(N)              14,936,000
                                                                -----------                ------------
                                                                 30,028,000                 366,196,000
                                                                -----------                ------------
Income (loss) before minority interest in Partnerships ..      $(32,555,000)                 28,474,000
Minority interest in Partnerships .......................       ===========                  11,093,000 (O)(P)
                                                                                           ------------
Net income ..............................................                                    17,381,000
                                                                                           ============
Net income per share (Q) ................................                                  $       0.72
                                                                                           ============
Weighted average shares outstanding .....................                                    24,277,000
                                                                                           ============

STARWOOD LODGING TRUST
UNAUDITED SEPARATE PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996


                                                                 For The Year Ended December 31, 1996
                                                      -----------------------------------------------------------
                                        Historical                      Pro Forma                                  Pro Forma
                                         Starwood       Historical     Adjustments                                  Starwood
                                         Lodging        HEI Owned       HEI Owned    Historical     Pro Forma        Lodging
                                         Trust            Hotels         Hotels          HEI      Adjustments-HEI     Trust
                                       -------------  -------------  -------------  -------------  ------------   ------------
                                           (A)             (B)                           (R)
REVENUE
Rents from Corporation ............   $55,464,000                                                $28,940,000(G)  $ 84,404,000
Interest from Corporation .........     8,090,000                                                    478,000(H)     8,568,000
Interest from mortgage and
  other notes .....................    10,525,000                                                                  10,525,000
Income from joint ventures and
  rents from leased hotel
properties.........................     2,360,000                                                                    2,360,000
Other .............................     1,991,000                                                                    1,991,000
Loss on sale ......................    (1,384,000)                                                                  (1,384,000)
                                    -------------     -------------  -------------  -------------  ------------   ------------
                                       77,046,000                                                    29,418,000    106,464,000
                                    -------------     -------------  -------------  -------------  ------------   ------------
EXPENSES
Interest ..........................    15,355,000                                                     8,178,000(K)  23,533,000
Depreciation and amortization .....    21,339,000                                                    25,120,000(L)  46,459,000
Administrative and operating ......     4,147,000                                                                    4,147,000
                                    -------------     -------------  -------------  -------------  ------------   ------------
                                       40,841,000                                                    33,298,000     74,139,000
                                    -------------     -------------  -------------  -------------  ------------   ------------
Income before minority interest in
  Partnerships.....................    36,205,000     $         --   $         --   $         --   $ (3,880,000)    32,325,000
                                                      =============  =============  =============  =============
Minority interest in
Partnerships ......................     9,837,000(O)                                                                12,593,000(O)(P)
                                    -------------                                                                -------------
Net income ........................ $  26,368,000                                                                $  19,732,000
                                    =============                                                                =============
Net income per share (Q) .......... $        1.09                                                                $        0.81
                                    =============                                                                =============
Weighted average shares
  outstanding......................    24,277,000                                                                   24,277,000
                                    =============                                                                =============

STARWOOD LODGING CORPORATION
UNAUDITED SEPARATE PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996


                                                                      For The Year Ended December 31, 1996
                                                     -------------------------------------------------------------------------
                                       Historical                          Pro Forma
                                       Starwood        Historical         Adjustments
                                        Lodging         HEI Owned          HEI Owned          Historical          Pro Forma
                                      Corporation        Hotels              Hotels              HEI          Adjustments-HEI
                                      -------------   -------------     ---------------     -------------     ----------------
                                          (A)             (B)                                   (R)
REVENUE
Hotel ..............................  $ 242,378,000   $  93,751,000 (B)  $13,557,000(I)
Gaming .............................     25,890,000
Income from joint venture ..........      1,368,000                                             (286,000)(D)       286,000 (D)
Interest from notes receivable .....         81,000
Management fees and other income ...      1,101,000         154,000 (C)                        5,711,000 (E)    (2,813,000)(J)
                                      -------------   -------------       -----------       -------------     -------------
                                        270,818,000      93,905,000        13,557,000          5,425,000        (2,527,000)
                                      -------------   -------------       -----------       -------------     -------------
EXPENSES
Hotel operations ...................    168,372,000      70,239,000 (B)     9,419,000(I)                         (2,813,000)(B)(J)
Gaming operations ..................     23,707,000
Rent - Trust .......................     55,464,000                                                              28,940,000 (G)
Interest - Trust ...................      8,090,000                                                                 478,000 (H)
Interest ...........................        273,000
Depreciation and amortization ......     11,321,000                                                                 750,000 (M)
Administrative and operating .......      7,738,000                                             4,258,000 (F)    (1,207,000)(N)
                                      -------------   -------------      ------------       -------------     -------------
                                        274,965,000      70,239,000         9,419,000           4,258,000        26,148,000
                                      -------------   -------------      ------------       -------------     -------------
Income (loss) before minority
  interest in Partnerships (O)(P) ..     (4,147,000)  $  23,666,000       $ 4,138,000       $   1,167,000     $ (28,675,000)
                                                      =============       ===========       =============     =============
Minority interest in Partnerships ..       (664,000)(O)
                                      -------------
Net income (loss) ..................  $  (3,483,000)
                                      =============
Net income (loss) per share (Q) ....  $      (0.14)
                                      =============
Weighted average shares outstanding     24,277,000
                                        ==========


                                                           Pro Forma
                                                           Starwood
                                                           Lodging
                                                          Corporation
                                                         -------------

REVENUE
Hotel ................................................   $ 349,686,000
Gaming ...............................................      25,890,000
Income from joint venture ............................       1,368,000
Interest from notes receivable .......................          81,000
Management fees and other income .....................       4,153,000
                                                         -------------
                                                           381,178,000
                                                         -------------
EXPENSES
Hotel operations .....................................     245,217,000
Gaming operations ....................................      23,707,000
Rent - Trust .........................................      84,404,000
Interest - Trust .....................................       8,568,000
Interest .............................................         273,000
Depreciation and amortization ........................      12,071,000
Administrative and operating .........................      10,789,000

                                                         -------------
                                                           385,029,000
                                                         -------------
Income (loss) before minority interest in Partnerships      (3,851,000)

Minority interest in Partnerships ....................      (1,500,000)(O)(P)
                                                         -------------
Net income (loss) ....................................      (2,351,000)
                                                         =============
Net income (loss) per share (Q) ......................   $       (0.10)
                                                         =============
Weighted average shares outstanding ..................      24,277,000
                                                            ==========

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                       NOTES TO THE UNAUDITED COMBINED AND
                   SEPARATE PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996


         NOTE 1. BASIS OF PRESENTATION

         The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty the "Partnerships"), respectively, and therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

         NOTE 2. PRO FORMA ADJUSTMENTS

         (A) Reflects the historical statements of operations of the Company. Operations for properties sold or pending sale are not considered material to the pro forma presentation.


         (B) Reflects the historical statements of operations in the HEI Owned Hotels.


                  Listed below are the effects each acquired hotel had on the Combined Pro Forma Statement of Operations for the twelve months ended September 30, 1996 (in thousands):


                HOTEL                    REVENUES       EXPENSES      EBITDA
--------------------------------------- ----------     ----------    --------
Sheraton Hotel                             15,604         12,822       2,782
Omni Waterside Hotel                       12,583          8,614       3,969
BWI Airport Marriott                       14,993         10,524       4,469
Crown Plaza Edison                          8,653          7,109       1,544
Courtyard by Marriott Crystal City          1,019            777         242
Charleston Hilton                           8,022          6,500       1,522
Park Ridge Hotel                           11,925          8,747       3,178
Sonoma County Hilton                        1,101            955         146
Novi Hilton                                11,126          8,081       3,045
Embassy Suites Hotel                        8,725          6,110       2,615
                                        ----------     ----------    --------
                                TOTALS     93,751         70,239      23,512
                                        ==========     ==========    ========

         Additional information related to the HEI Owned Hotels is as follows:

                                                                  For the Year Ended December 31,
                                                                  -------------------------------
                                                ADR ($)                      Occupancy %                   REVPAR ($)
                                      --------------------------     --------------------------   ---------------------------
Hotel                                  1996      1995      1994       1996      1995      1994     1996      1995       1994
-----                                  ----      ----      ----       ----      ----      ----     ----      ----       ----
Sheraton Hotel                         85.61     80.84     76.37      63.0      62.8      62.3     53.91     50.77     47.58
Omni Waterside Hotel                   81.93     76.59     73.40      63.5      62.1      62.6     52.02     47.58     45.95
BWI Airport Marriott                  101.59     96.53     88.72      77.1      74.7      75.9     78.35     72.10     67.34
Crown Plaza Edison                     77.87     75.47     67.63      69.9      62.6      67.0     54.46     47.27     45.31
Courtyard by Marriott Crystal City    102.00     98.55     96.08      68.6      68.5      69.3     69.97     67.47     66.61
Charleston Hilton                      78.89     75.76     69.62      59.6      74.8      79.6     47.02     56.67     55.42
Park Ridge Hotel                       94.68     93.21     89.23      70.0      64.3      60.3     66.31     59.95     53.80
Sonoma County Hilton                   73.96     72.36     68.49      71.8      68.9      63.7     53.07     49.86     43.63
Novi Hilton                            88.98     79.73     74.93      70.3      72.6      71.6     62.56     57.90     53.65
Embassy Suites Hotel                  110.74     95.30     92.98      70.0      72.0      73.1     77.50     68.60     67.98


         (C) Reflects historical interest earned on cash accounts at the HEI Owned Hotels.


         (D)      Reflects loss allocated to HEI from affiliated partnerships.


         (E) Reflects management fees earned by HEI on the HEI Owned Hotels and the HEI Managed Hotels.


         (F) Reflects administrative and operating expenses of HEI for the year ended December 31, 1996.

         (G) Reflects pro forma adjustment for rents on the HEI owned hotels. The hotel leases between the Trust and the Corporation provide for annual base or minimum rents plus contingent or percentage rents based on the gross revenue of the properties and are accounted for as operating leases.

         (H) Reflects interest on the unsecured note payable from the Corporation to the Trust for the purchase, by the Corporation, of HEI and HEI's management contracts. Interest on unsecured note is calculated based on Prime + 3%.


         (I) Reflects pro forma adjustments for the Courtyard by Marriott Crystal City and the Sonoma County Hilton which were acquired by HEI during the fourth quarter of 1996 as follows:



                  HOTEL                                REVENUES      EXPENSES     EBITDA
                  -----                                --------      --------     ------
                  Courtyard by Marriot Crystal City...   7,527         4,096       3,431
                  Sonoma County Hilton................   6,030         5,323         707
                                                        ------        ------      ------
                                                        13,557         9,419       4,138
                                                        ======        ======      ======




         (J)      Reflects management fees earned by HEI on the HEI Owned
                  Hotels.

(K) Reflects the addition of interest expense at 7.3% on the $112 million pro forma debt assuming draw down to acquire the properties as of October 1, 1995.


(L) Reflects depreciation expense on the HEI Owned Hotels using the straight-line method over estimated useful lives of twenty years for buildings and improvements and three years for furniture, fixtures and equipment.



(M) Reflects amortization of the management contracts underlying the HEI Managed Hotels using the straight-line method over the estimated useful lives of twenty years.


(N) Pro forma administrative and operating expenses reflect decreases in operating expenses resulting from a decrease in costs as follows:

                  Reduction in legal and accounting fees......................           30,000
                  Reduction in nonrecurring salaries and bonuses..............        1,076,000
                  Reduction in dead deal expenses.............................           80,000
                  Reduction in interest expense...............................           21,000
                                                                                     ----------
                                                               TOTAL                 $1,207,000
                                                                                     ==========

(O) Reflects Starwood Capital's and other partners' minority interests in the income of the Partnerships.

(P) Reflects minority interest in the income of the partnerships on the partnership units issued in the HEI Portfolio.

(Q) Net income (loss) per paired share has been computed using the weighted average number of paired shares and equivalent paired shares outstanding. All paired share information has been adjusted to reflect a 3-for-2 stock split effective January 27, 1997.


(R) Reflects the historical statements of operations of Westport Holdings, L.L.C. which manages the HEI Owned Hotels.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Members of the
Pru-HEI Hotel Group

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of owners' capital and of cash flows present fairly, in all material respects, the financial position of Pru-HEI Hotel Group (not a legal entity, see Note 1) at January 2, 1997 and the results of its operations and its cash flows for the fifty-three week period ended January 2, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Pru-HEI Hotel Group's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
New York, New York
February 10, 1997

PRU-HEI HOTEL GROUP

COMBINED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                JANUARY 2, 1997

ASSETS

Hotel property and equipment, at cost
   Land                                                           $  22,239,282
   Building and improvements                                        147,348,076
   Furniture, fixtures and equipment                                 26,924,333
                                                                  -------------

                                                                    196,511,691

Less - Accumulated depreciation                                     (17,127,279)
                                                                  -------------

        NET INVESTMENT IN HOTEL PROPERTY AND EQUIPMENT              179,384,412
                                                                  -------------

Cash and cash equivalents                                             5,791,198
Restricted cash                                                       4,559,584
Accounts receivable, net of allowance for doubtful
   accounts of $92,292                                                3,953,894
Inventories                                                           2,162,590
Prepaid expenses, deferred charges and other assets                   1,694,264
                                                                  -------------

        TOTAL ASSETS                                              $ 197,545,942
                                                                  =============

LIABILITIES AND OWNERS' CAPITAL

Mortgage loans payable                                            $  25,194,470
Accounts payable and accrued expenses                                 8,888,271
                                                                  -------------

        TOTAL LIABILITIES                                            34,082,741
                                                                  -------------

Commitments and contingent liabilities
Owners' capital                                                     163,463,201
                                                                  -------------

        TOTAL LIABILITIES AND OWNERS' CAPITAL                     $ 197,545,942
                                                                  =============



    The accompanying notes are an integral part of these combined financial statements.

PRU-HEI HOTEL GROUP

COMBINED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                             FOR THE FIFTY-THREE
                                                             WEEK PERIOD ENDED
                                                              JANUARY 2, 1997

Revenues
   Room                                                           $ 57,746,092
   Food and beverage                                                31,462,366
   Other                                                             4,542,560
                                                                  ------------

      TOTAL REVENUES                                                93,751,018

                                                                  ------------

Cost of sales - distributed operating expenses
   Room                                                             14,113,819
   Food and beverage                                                23,028,139
   Other                                                             2,248,169
                                                                  ------------

      TOTAL COST OF SALES - DISTRIBUTED OPERATING EXPENSES          39,390,127
                                                                  ------------

Undistributed operating expenses
   General and administrative                                        8,183,151
   Advertising and promotions                                        5,374,322
   Utilities                                                         4,075,210
   Repairs and maintenance                                           4,323,475
                                                                  ------------

      TOTAL UNDISTRIBUTED OPERATING EXPENSES                        21,956,158

                                                                  ------------

Other expenses (income)
   HEI management fees                                               2,812,669
   Franchise fees                                                    2,508,228
   Real estate taxes and insurance                                   3,571,600
   General and administrative                                          640,160
   Depreciation                                                      7,350,826
   Amortization                                                        129,432
   Interest expense                                                  2,061,754
   Interest income                                                    (154,451)
                                                                  ------------

      TOTAL OTHER EXPENSES (INCOME)                                 18,920,218

                                                                  ------------

      NET INCOME                                                  $ 13,484,515
                                                                  ============



    The accompanying notes are an integral part of these combined financial statements.

PRU-HEI HOTEL GROUP

COMBINED STATEMENT OF CHANGES IN OWNERS' CAPITAL
--------------------------------------------------------------------------------

                                               PRISA II                 HEI                  TOTAL
Balance, as of December 28, 1995             $ 124,114,368         $  (2,689,141)        $ 121,425,227
    Contributions from owners                   45,101,912               643,088            45,745,000
    Net income                                  11,635,301             1,849,214            13,484,515
    Distributions to owners                    (13,977,777)           (3,213,764)          (17,191,541)
                                             -------------         -------------         -------------


Balance, as of January 2, 1997               $ 166,873,804         $  (3,410,603)        $ 163,463,201
                                             =============         =============         =============



              The accompanying notes are an integral part of these
                         combined financial statements.

PRU-HEI HOTEL GROUP

COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                             FOR THE FIFTY-THREE
                                                              WEEK PERIOD ENDED
                                                               JANUARY 2, 1997

Cash flows from operating activities
   Net income                                                     $ 13,484,515
                                                                  ------------

   Adjustments to reconcile net income to net cash
      provided by operating activities
        Depreciation                                                 7,350,826
        Amortization                                                   129,432
        Changes in
           Accounts receivable                                         974,809
           Inventories                                                 (46,851)
           Prepaid expenses, deferred charges and other assets        (320,337)
           Accounts payable and accrued liabilities                    102,046
                                                                  ------------

              TOTAL ADJUSTMENTS                                      8,189,925
                                                                  ------------

              NET CASH PROVIDED BY OPERATING ACTIVITIES             21,674,440
                                                                  ------------

Cash flows from investing activities
   Purchase of hotels                                              (44,636,501)
   Additions and improvements to hotel property and equipment
      and other                                                     (5,346,046)
   Increase in restricted cash                                         613,049
                                                                  ------------

              NET CASH USED IN INVESTING ACTIVITIES                (49,369,498)

Cash flows from financing activities
   Contributions from partners                                      45,745,000
   Distributions to partners                                       (17,353,428)
   Principal payments on mortgage loans payable                       (164,916)
                                                                  ------------

              NET CASH PROVIDED BY FINANCING ACTIVITIES             28,226,656
                                                                  ------------

Net increase in cash and cash equivalents                              531,598
                                                                  ------------

Cash and cash equivalents at December 28, 1995                       5,259,600
                                                                  ------------

Cash and cash equivalents at January 2, 1997                      $  5,791,198
                                                                  ============

Supplemented disclosure of
   Cash paid during the fiscal year for interest                  $  2,009,615
                                                                  ============



              The accompanying notes are an integral part of these
                         combined financial statements.

PRU-HEI HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



1.       ORGANIZATION AND BASIS OF PRESENTATION

         ORGANIZATION

         The Pru-HEI Hotel Group (not a legal entity) is engaged in the acquisition, ownership and operation of ten hotels (the "Hotels") located in the United States. The Hotels are held in five limited partnerships, four limited liability corporations and one joint venture which are each owned by affiliates of HEI Hotels LLC ("HEI") and The Prudential Insurance Company of America for the benefit of the Prudential Property Investment Separate Account II ("PRISA II"). Hereafter, PRISA II and HEI are referred to collectively as the "Owners". The Hotels are managed by HEI (Note 7).

         On January 15, 1997, Starwood Lodging Trust and Starwood Lodging Corporation (collectively "Starwood") entered into a contract to purchase the Hotels, and the HEI hotel management company (the "Transaction") for an aggregate purchase price of $327 million comprised of limited partnership interests in Starwood partnerships exchangeable for equity shares as well as $112 million of cash and debt assumption.

         BASIS OF PRESENTATION
         The accompanying financial statements have been presented on a combined basis because the Hotels are under common ownership and management.

         The partnership, limited liability corporation and joint venture agreements specify required capital contributions of the Owners and the method of allocation of profits, losses, distributions and return of capital to the partners. Pursuant to the terms of certain of the partnership agreements or articles of incorporation, PRISA II annually earns a preferred rate of return. Such returns vary by entity and generally range between 9.50 and 10.50 percent of PRISA II's undistributed initial capital contribution, as defined. During the fifty three week period ended January 2, 1997, PRISA II earned aggregate preferred returns totalling $9,783,750.

         The following table sets forth additional information pertaining to the partnerships, joint venture and limited liability corporations including the name and location of the Hotels, the number of rooms and the ownership interests of PRISA II and HEI after consideration of PRISA II's preferred return.

PRU-HEI HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




      NAME OF ENTITY/HOTEL                                         GENERAL PARTNER INTERESTS    LIMITED PARTNER INTERESTS
      NAME/LOCATION/NUMBER OF ROOMS                                   PRISA II       HEI          PRISA II           HEI
                                                                      --------       ---          --------           ---
        Partnerships:
           Novi Hotel Associates Limited Partnership                    1%             5%            39%            55%
                Novi Hilton
                Novi, Michigan: 239 rooms
           Virginia Hotel Associates Limited Partnership                1%             5%            39%            55%
                Omni Waterside Hotel
                Norfolk, Virginia: 446 rooms
           Edison Hotel Associates Limited Partnership                  1%             5%            39%            55%
                Crown Plaza Edison
                Edison, New Jersey: 274 rooms
           BW Hotel Realty Limited Partnership                          1%             5%            39%            55%
                BWI Airport Marriot
                Baltimore, Maryland: 310 rooms
           Park Ridge Hotel Associates, Limited Partnership             --             20%            80%            --
                Park Ridge Hotel
                Valley Forge, Pennsylvania: 265 rooms

                                                                                           OWNERSHIP INTERESTS

         Joint Venture:                                                                    PRISA II        HEI
                                                                                           --------        ---
           Prudential - HEI Joint Venture                                                    86.4%        13.6%

                Embassy Suite Hotel
                Atlanta, Georgia: 233 rooms

                                                                                            MEMBER INTERESTS

         Limited Liability Corporation:                                                    PRISA II        HEI
                                                                                           --------        ---
           Long Beach Hotel Associates, L.L.C.                                               80.0%        20.0%
                Sheraton Hotel
                Long Beach, California: 460 rooms

           Charleston Hotel Associates, L.L.C.                                               80.0%        20.0%
                Charleston Hilton
                Charleston, South Carolina: 296 rooms
           Crystal City Hotel Associates, L.L.C.                                             80.0%        20.0%
                Courtyard by Marriot Crystal City
                Arlington, Virginia: 272 rooms
           Santa Rosa Hotel Associates, L.L.C.                                               80.0%        20.0%
                Sonoma County Hilton
                Santa Rosa, California: 245 rooms

         The Pru-HEI Hotel's fiscal year for reporting results of operations, cash flows and changes in owners' interests is the 52 or 53 week period ending on the Thursday closest to December 31. Fiscal 1996 was a fifty-three week period ending on January 2, 1997.

         Courtyard by Marriot Crystal City and Sonoma County Hilton (the "Acquired Hotels") were purchased from unrelated sellers on October 31, 1996 and October 24, 1996, respectively, for aggregate acquisition costs of approximately $29 million and $16 million, respectively. The Acquired Hotels were purchased with cash contributed by the Owners. The combined financial statements only include the financial statements of the Acquired Hotels for the portion of the fiscal year that the hotels were owned by the Owners.

         Certain other hotels jointly owned by PRISA II and HEI have been excluded from these financial statements as they are excluded from the Transaction.

PRU-HEI HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS
         All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

         RESTRICTED CASH
         Restricted cash represents cash restricted pursuant to the terms of the management agreements and held in escrow for the purpose of renovating and refurbishing the property and purchases of property and equipment (Note 7).

         INVENTORIES
         Inventories, consisting primarily of room linen, china, glass, silverware and food and beverage, are stated at the lower of cost or market on a first-in first-out basis.

         HOTEL PROPERTY AND EQUIPMENT
         Hotel property and equipment are stated and cost and are depreciated on a straight-line basis over the estimated useful lives of the related assets, generally five to 39 years. The costs of repairs and minor renewals that do not significantly extend the life of the building and improvements are normally expensed as incurred. The costs of major renovation projects are capitalized and depreciated over the related period of benefit. The net investment in hotel property and equipment does not exceed the fair value of the Hotels less estimated cost of sales.

         DEFERRED CHARGES
         Deferred charges consist primarily of franchise fees, organization costs and loan origination costs. Deferred charges are being amortized over the term of the franchise agreements, five years, and the terms of the loan agreements, respectively.

         INCOME TAXES
         No provision for income taxes is necessary in the accompanying financial statements as the entities included in Pru-HEI Hotel Group are not subject to federal and state income taxes and the tax effects of their activities flow through to the Owners.

         REVENUE RECOGNITION
         Revenues are recognized when earned. An allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

         INTEREST EXPENSE
         Interest is computed in accordance with the effective interest method.

PRU-HEI HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.       RESTRICTED CASH

         Restricted cash includes amounts held in the property improvement fund (Note 7).

4.       MORTGAGE LOANS PAYABLE

         The Novi Hotel Associates Limited Partnership ("Novi") is liable under a mortgage note in the original principal amount of $8,200,000. The mortgage note requires monthly payment of principal and interest. The interest rate was 8 percent until July 1, 1996, 8.5 percent until July 1, 1997 and thereafter 4 percent above an index rate based on U.S. Government Securities, until the loan matures on July 1, 2002.

         The Virginia Hotel Associates Limited Partnership ("Virginia") is liable under a mortgage note in the original principal amount of $8,325,000. The mortgage note requires monthly payments of interest based on scheduled increases in the interest rate, which range from 7.4 to 11 percent, until the loan matures on April 8, 2002 (8.5 percent at January 2, 1997). For financial reporting purposes interest expense approximates an interest rate of 8.96 percent, which is the weighted-average interest rate over the term of the mortgage note. After May 1, 1997, scheduled principal payments are required through maturity on April 8, 2002.

         The Edison Hotel Associates Limited Partnership ("Edison") is liable under a mortgage note in the original principal amount of $8,925,000. The mortgage bears interest at 7 percent and matures on March 10, 1999. The mortgage note requires monthly payments of interest only until April 1996 and monthly payments of principal and interest thereafter.

         Required annual principal payments on the mortgage loans payable at January 2, 1997 are as follows:

         Year                                                       AMOUNT

         1997                                                  $        257,173
         1998                                                           325,549
         1999                                                         8,749,582
         2000                                                           207,372
         2001                                                           215,419
         Thereafter                                                  15,439,375
                                                                ---------------
                                                                $    25,194,470
                                                                ===============

PRU-HEI HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



         In connection with the Transaction, management expects the mortgage loans will be repaid in full at their then carrying value.

         The real estate and the related property improvement fund (see Note 7) of the aforementioned partnerships have been pledged as collateral for the related mortgage notes.

5.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses is comprised of the following:

         Accounts payable - trade                              $  2,051,484
         Accrued wages and benefits                               2,291,941
         Unearned customer deposits                                 703,923
         Sales taxes payable                                        533,167
         Other accrued liabilities                                3,307,756
                                                               ------------

           TOTAL ACCOUNTS PAYABLE AND ACCRUED EXPENSES         $  8,888,271
                                                               ============


6.       DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash equivalents, receivables, accounts payable and accrued expenses are carried at amounts which reasonably approximate their fair values. Mortgage loans payable are carried amounts which approximate their fair values based upon current interest rates for debt with similar terms and remaining maturity.

7.       COMMITMENTS AND CONTINGENT LIABILITIES

         HOTEL MANAGEMENT

         The hotels are managed by HEI Hotels, LLC pursuant to the terms of operating agreements between them and the Owners. The management agreements renew annually unless terminated in a manner specified by the agreement. In accordance with the terms of the management agreement, HEI receives base management fees equal to 3% of gross revenues, as defined. Included in accounts payable and accrued expenses are management fees of approximately $202,000 payable to HEI.

         In conjunction with the management agreements, HEI provides group medical benefits for all employees of the hotels that it manages (including certain hotels not included in the Pru-HEI Hotel Group). The medical benefits are self-insured up to a certain determined amount for each occurrence and in aggregate. Costs in excess of these amounts are covered by an umbrella insurance policy. Each hotel is charged an amount equal to its actual costs up to the self-insured amount and a portion of the insurance premiums based on the number of employees at the hotel as a percentage of all employees covered. During the year, the PruHEI Hotel Group incurred an aggregate amount of approximately $2,017,000 for this coverage of which approximately $528,000 is included in accounts payable and accrued expenses.

         All employees of the Hotels who meet certain minimum age and period of service requirements are eligible to participate in a Section 401(k) plan (the "Plan") as defined by

PRU-HEI HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         the Internal Revenue Code. The Plan allows eligible employees to defer amounts ranging from 2 to 15 percent of their annual compensation. The amounts contributed by employees are immediately vested and non-forfeitable. The Hotels will match amounts contributed by employees on a dollar for dollar basis up to 2 percent of their salary and 25 cents per dollar for amounts from 3 to 6 percent on an annual basis. The Hotels contributed an aggregate of $187,787 during the year.

         FRANCHISE FEES

         Franchise fees represent the annual expense for franchise royalties calculated as a percentage of gross room revenues under the terms of separate hotel franchise agreements with several hotel chain franchises. Franchise fee percentages range from 2 to 6 percent and in certain instances are based on increasing scales over time. The Pru-HEI Hotel Group paid an aggregate amount of $2,508,000 in franchise fees for the fiscal year ended January 2, 1997. Additionally, the PruHEI Hotel Group paid aggregate amount of $1,021,000 representing franchisors fees for additional services including marketing and central reservations. These additional fees are included as advertising and promotions in the accompanying combined statement of operations.

         PROPERTY IMPROVEMENT FUND

         The aforementioned mortgage notes and management agreements require the contribution of amounts ranging from 3 to 5 percent of gross revenues to a property improvement fund. The funds are held in escrow to be used solely for renovation and refurbishment of the property and the purchase of property and equipment. The required contribution in fiscal 1996 aggregated approximately $3.5 million.

8.       ADDITIONAL INFORMATION - ACQUIRED HOTELS

         COURTYARD BY MARRIOT CRYSTAL CITY

         The following schedule summarizes the revenues and certain expenses of the Courtyard by Marriot Crystal City for the period from January 1, 1996 through October 31, 1996, the date of acquisition by Pru-HEI Hotels. The schedule excludes certain expenses not comparable to the period subsequent to their acquisition by the Pru-HEI Hotel Group. Expenses excluded consist of valuation adjustments to the building and improvements, interest expense on certain debt incurred by the previous owners and amortization of expenses not directly related to the operations of the property.

PRU-HEI HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         REVENUES
            Room                                                   $6,233,247
            Food and beverage                                         902,947
            Other                                                     391,380
                                                                   ----------

                                                                    7,527,574
                                                                   ----------

         CERTAIN EXPENSES
            Operating costs and expenses                            2,039,264
            General and administrative                                556,066
            Advertising and promotion                                 308,095
            Utilities                                                 268,121
            Repairs and maintenance                                   273,936
            Related party management fees                             113,150
            Franchise fees                                            309,927
            Property taxes and insurance                              252,719
            Other expenses                                             88,112
                                                                   ----------

                                                                    4,209,398
                                                                   ----------


         REVENUE IN EXCESS OF CERTAIN EXPENSES                     $3,318,184
                                                                   ==========

         During the period from January 1, 1996 through October 31, 1996, the property incurred $181,080 of capital additions and recorded $805,632 of depreciation charges.

         SONOMA COUNTY HILTON

         The schedule of revenue and certain expenses for the Sonoma County Hilton for the period from January 1, 1996 through October 24, 1996, the date of acquisition by Pru-HEI Hotel Group, were not made available for audit by the previous owner and have thus been excluded from these combined financial statements.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Boards of Directors
of Westport Holdings, L.L.C.:

We have audited the accompanying consolidated balance sheet of Westport Holdings, L.L.C., as of January 2, 1997, and the related consolidated statements of operations, changes in members' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westport Holdings, L.L.C., as of January 2, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.




Coopers and Lybrand L.L.P.
New York, NY
February 6, 1997.

WESTPORT HOLDINGS, L.L.C.

CONSOLIDATED BALANCE SHEET

January 2, 1997

                                     ASSETS:

Current assets:
   Cash and cash equivalents                                    $1,095,572
   Accounts receivable                                             798,696
   Prepaid expenses and other                                      216,062
                                                                ----------

               Total current assets                              2,110,330
                                                                ----------

Property and equipment:
   Furniture, fixtures, and equipment                              432,655
   Leasehold improvements                                          410,537
                                                                ----------
                                                                   843,192
      Less, Accumulated depreciation                              (225,147)
                                                                ----------

               Net investment in property and equipment            618,045
                                                                ----------

Restricted cash (Note 3)                                           117,680
Investments in affiliates (Note 4)                               1,477,098
Other assets                                                       156,303
                                                                ----------

               Total assets                                     $4,479,456
                                                                ----------

                        LIABILITIES AND MEMBERS' CAPITAL:

Current liabilities:
   Accounts payable                                             $  808,886
   Note payable to bank (Notes 5 and 6)                            437,500
   Deferred compensation (Notes 3 and 6)                         1,146,170
                                                                ----------

               Total current liabilities                         2,392,556

Commitments (Note 3)

Members' capital                                                 2,086,900
                                                                ----------

               Total liabilities and members' capital           $4,479,456
                                                                ==========



The accompanying notes are an integral part of the financial statements

WESTPORT HOLDINGS, L.L.C.


CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended January 2, 1997

Revenues (Note 3):
   Hotel management fees                                       $ 4,477,997
   Asset management fees                                           350,908
   Other fees                                                      882,020
                                                               -----------

               Total revenues                                    5,710,925
                                                               -----------

Expenses:
   Payroll                                                       2,413,240
   General and administrative                                      765,764
   Depreciation and amortization                                    45,557
                                                               -----------

               Total expenses                                    3,224,561
                                                               -----------

               Operating income                                  2,486,364

   Deferred compensation (Note 3)                               (1,076,170)
   Interest expense, net of interest income of $18,318              (3,551)
   Equity in loss from investment in affiliates (Note 4)          (286,077)
                                                               -----------

               Net income                                      $ 1,120,566
                                                               ===========


The accompanying notes are an integral part of the financial statements

WESTPORT HOLDINGS, L.L.C.

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' CAPITAL




                                      WESTPORT        WESTPORT
                                     HOSPITALITY,    MANAGEMENT,
                                        INC.            L.L.C.        SAVIOR L.P.       TOTAL
                                     ------------    -----------      -----------     ----------
Balance, December 29, 1995           $ 51,769        $  570,032        $414,533       $1,036,334

Special distribution to member             --           (70,000)             --          (70,000)

Net income                             64,890           714,584         341,092        1,120,566
                                     --------        ----------        --------       ----------

Balance, January 2, 1997             $116,659        $1,214,616        $755,625       $2,086,900
                                     ========        ==========        ========       ==========


The accompanying notes are an integral part of the financial statements

WESTPORT HOLDINGS, L.L.C.


CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended January 2, 1997

Cash flows from operating activities:
   Net income                                                                              $ 1,120,566
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                             45,557
      Equity in loss from investment in affiliates                                             286,077
      Deferred compensation                                                                  1,076,170
   Changes in operating assets and liabilities:
      Accounts receivable                                                                     (468,252)
      Prepaid expenses and other assets                                                       (281,710)
      Accounts payable and accrued liabilities                                                 464,191
                                                                                           -----------

               Net cash provided by operating activities                                     2,242,599
                                                                                           -----------

Cash flows used in investing activities:
   Purchase of property and equipment                                                         (627,630)
   Investment in affiliates                                                                 (1,157,853)
   Restricted cash                                                                            (117,680)
                                                                                           -----------

               Net cash used in investing activities                                        (1,903,163)
                                                                                           -----------

Cash flows provided by financing activities:
   Distribution to member                                                                      (70,000)
   Proceeds from note payable                                                                  500,000
   Principal payments of note payable                                                          (62,500)
                                                                                           -----------

               Net cash provided by financing activities                                       367,500
                                                                                           -----------

Net increase in cash and cash equivalents                                                      706,936

Cash and cash equivalents, beginning of year                                                   388,636
                                                                                           -----------

Cash and cash equivalents, end of year                                                     $ 1,095,572
                                                                                           ===========




The accompanying notes are an integral part of the financial statements

WESTPORT HOLDINGS, L.L.C.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       ORGANIZATION:

         Westport Holdings, L.L.C., is a Delaware limited liability company formed on September 8, 1995. The consolidated financial statements include the accounts of Westport Holdings, L.L.C., and its majority-owned subsidiary, HEI Hotels, L.L.C. (the "Management Company"), collectively referred to as the "Company". The minority interest in the Management Company is immaterial and is owned by members of the Company. All intercompany transactions have been eliminated.

         The Management Company is a Delaware Limited Liability company formed on May 19, 1995 to manage and provide various other services to hotel properties as an agent for the owners of the properties. As of January 2, 1997, the Management Company has agreements to manage eighteen hotel properties located in thirteen states. The Company also has investments through six affiliates in six hotels which are described in Note 4.

         All profits and losses and distributions are allocated to the members in accordance with their percentage ownership interests, except for certain specified special distributions to one of the members.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         CASH AND CASH EQUIVALENTS:

         All highly liquid investments with original maturities of three months or less when purchased are considered to be cash and cash equivalents. The Company maintains cash balances primarily in one bank. As the cash balances held are greater than the FDIC insured amount, the Company assumes a certain amount of credit risk.

         PROPERTY AND EQUIPMENT:

         Property and equipment is stated at cost and is being depreciated using the straight-line method over the following estimated useful lives.

                                                                    YEARS
                                                                -------------
                  Leasehold improvements                        Term of Lease
                  Furniture, fixtures, and equipment               5 to 7

         Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related accumulated depreciation are removed from the accounts, and any gain or loss is included in operations.


CONTINUED

WESTPORT HOLDINGS, L.L.C.

         DEFERRED CHARGES:

         Deferred charges consist of organizational costs and costs related to potential hotel acquisitions. The hotel acquisition costs are reimbursed from hotel properties when they are purchased or are expensed when a decision is made not to purchase the hotel. The organizational costs are amortized on a straight-line basis over 60 months.

         INCOME TAXES:

         The financial statements contain no provision for Federal or state income taxes since the entities are limited liability companies. All Federal and state income tax liabilities and/or benefits are passed through to the individual members in accordance with the Internal Revenue Code.

         INVESTMENT IN AFFILIATES:

         Investments in affiliates are accounted for under the equity method.

         FISCAL YEAR:

         The Companies' fiscal year comprises 52 and 53 weeks, ending on the Thursday closest to December 31. The 1996 fiscal year ended on January 2, 1997.

         LONG-LIVED ASSETS:

         Effective December 29, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived assets and for Long-Lived Assets to Be Disposed Of." Pursuant to SFAS 121, the Company assesses the recoverability of its long-lived assets based upon projections of undiscounted cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their net realizable value. The application of FAS 121 did not have a material effect on the financial statements of the Company.

         USE OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




CONTINUED

WESTPORT HOLDINGS, L.L.C.

3.       COMMITMENTS:

         MANAGEMENT FEES:

         The Management Company has agreements to manage the following hotels.


                                                      MANAGEMENT                  BASE
                                                      AGREEMENT                MANAGEMENT     OWNERSHIP
                     HOTEL                         EXPIRATION DATE                FEE         INTEREST(c)
         ------------------------------            ----------------            ----------     -----------
         Norfolk Omni                              December 1997(a)              3.00%             60%
         Princeton Residence Inn                   March 2001                    3.00%              1%
         Wilmington Hilton                         December 1997(a)              2.50%              --
         Danbury Hilton                            February 2009                 4.00%              1%
         Atlanta Embassy Suites                    January 2009                  3.00%           13.6%
         Novi Hilton                               December 1997(a)              3.00%             60%
         Edison Crown Plaza                        December 1997(a)              3.00%             60%
         BWI Airport Marriott                      December 1997(a)              3.00%             60%
         Bethesda Ramada Inn                       June 1999                     3.00%              --
         Sheraton Long Island                      (b)                           2.50%              --
         The Park Ridge at Valley Forge            August 2015                   3.00%             20%
         Long Beach Sheraton                       October 2015                  3.00%             20%
         Charleston-Hilton                         December 2015                 3.00%             20%
         Grand Juncton Hilton                      December 2001                 2.25%              --
         Sheraton Crown Houston                    September 2016                3.00%             20%
         Sonoma County Hilton                      October 2016                  3.00%             20%
         Crystal City Courtyard                    November 2016                 3.00%             20%
         Ontario Hilton                            November 2016                 3.00%             20%

(a) Agreements automatically renew yearly unless termination actions, as defined, are taken.

(b) Sheraton Long Island agreement is in effect until 60-days' written notice of termination is given.

(c) This column represents the contractual ownership interest that the Company and certain affiliated entities have in the respective hotel. These affiliated entities have certain owners that also have ownership in the Company.

         The base management fee is calculated based on the hotels' gross revenues, as defined. The Management Company is also eligible to receive incentive management fees from certain hotels. During 1997, the Management Company received incentive management fees of approximately $453,000 related to four of the above hotels.

         The Management Company also receives asset management fees related to five hotels (including three nonmanaged hotels), and accounting and advertising fees related to eighteen of the hotels.

         Accounts receivable as of January 2, 1997 includes $779,554 from affiliates.

CONTINUED

WESTPORT HOLDINGS, L.L.C.

      FUTURE LEASE OBLIGATIONS:

      The Company leases office space under an agreement expiring in 2005. The lease requires a letter of credit in the amount of $117,680 which is collateralized by a cash deposit of the same amount. The minimum future rent payments are as follows:

                        YEAR
                     ----------
                     1997                 $  235,360
                     1998                    235,360
                     1999                    235,360
                     2000                    235,310
                     2001                    235,310
                     Thereafter              741,384
                                          ----------
                                          $1,918,084
                                          ==========

      Rent expense for fiscal 1996 was $186,307.

      MEDICAL PLAN:

      The Management Company provides group medical benefits for all of its employees and for all employees of the hotels that it manages. The medical benefits are self-insured up to a determined amount for each occurrence and in aggregate. Costs in excess of these amounts are covered by an umbrella insurance policy. The Management Company and the hotels that participate are charged an amount equal to their actual costs up to the self-insured amount and a portion of the insurance premiums based on the number of employees as a percentage of all employees covered. During fiscal 1996, the Management Company incurred approximately $44,000, net of employee contributions for this coverage.

      RETIREMENT PLAN:

      Substantially all the personnel employed by the Management Company are eligible and participate in a 401(k) defined contribution plan. The Management Company was required to make contributions of approximately $42,000 for fiscal 1996.

      DEFERRED COMPENSATION:

      The Management Company currently has a deferred compensation program for one of its key executives. The compensation payable within the program is based on a percentage of the increase in the value of certain hotel properties (currently managed by the Management Company) over each of the respective property's initial cost basis. This benefit will vest to the executive over a three-year period beginning May 18, 1995. Compensation expense under this program amounted to $1,076,170 for fiscal 1996. The balance sheet of the Company includes a liability of $1,146,170 related to this program as of January 2, 1997.

CONTINUED

WESTPORT HOLDINGS, L.L.C.

      Effective December 29, 1995, the Company instituted an additional deferred compensation plan for the benefit of its current president. This program will provide for various levels of deferred bonus compensation based on the Company's growth, profitability and other factors. There is no liability with respect to this plan as of January 2, 1997.



4.    INVESTMENTS IN AFFILIATES:

      During fiscal 1996, the Company invested approximately $1,158,000 for a 90 percent interest in four affiliated partnerships. In the prior year, the Company invested approximately $605,000 for a 90 percent interest in two other affiliated partnerships. Each of the affiliated partnerships then invested the proceeds for a 20 percent ownership interest in six entities that each own a hotel (the "Hotels") managed by the Management Company. The affiliated partnerships receive distributions and are allocated income and loss from the Hotels based on certain priorities and preferred return calculations, as defined in the respective Hotels' ownership agreements. During fiscal 1996, the Company was allocated a loss of $286,077, after preferred distributions to another partner, and did not receive any distributions.

      Combined unaudited summarized balance sheet information for the six Hotels are as follows:

                                         JANUARY 2, 1997
                                         ---------------
                                            (IN 000s)
          Assets:
             Hotel Property, net            $128,952
             Other                            17,213
                                            --------
                                            $146,165
                                            ========
          Liabilities                       $  5,541
          Equity                             140,624
                                            --------
                                            $146,165
                                            ========

      Combined unaudited summarized income statement information for the six Hotels for fiscal 1996 are as follows:

                                              1996
                                            ---------
                                            (IN 000s)
           Revenues                           $29,577
           Expenses                            27,180
                                              -------
           Net income                         $ 2,397
                                              =======

CONTINUED

WESTPORT HOLDINGS, L.L.C.

5.    TERM PROMISSORY NOTE:

      On May 20, 1996, the Management Company entered into a term promissory note (the "Note") in the original principal amount of $500,000. The Company has guaranteed the repayment of the Note. The Note requires monthly principal payments of $10,416 ($124,492 annually) plus interest at a rate of 8.58% per annum. The Note matures on June 1, 2000, when all unpaid principal is due.

      The Note requires that the Company maintain a ratio of liabilities to tangible net worth, as defined, of 1.5 to 1.0, tangible net worth, as defined, of $650,000 until December 31, 1996, when the amount increases to $1,000,000, and certain other ratios, as defined.

6.    SUBSEQUENT EVENT (UNAUDITED):

      On January 15, 1997, Starwood Lodging Trust and Starwood Lodging Corporation (collectively "Starwood") entered into a contract to purchase certain of the hotels owned by affiliates of the Company, the Management Company and the principal assets of Westport Holdings, L.L.C. (the "Transaction"). Pursuant to the Transaction, the owners of the affiliates and the Company will receive the equivalent of approximately 6,547,500 Paired Units (as adjusted for the three-for-two stock split on January 27, 1997) of Starwood and certain limited partnership interests in Starwood Partnerships which are convertible into Paired Shares in Starwood and approximately $112 million in cash and debt assumption. The Transaction is expected to close in February 1997. In the event that the transaction closes, management of the Company expects to pay the deferred compensation and note payable; accordingly, such liabilities have been reclassified as current liabilities in the accompanying balance sheet.